As filed with the Securities and Exchange Commission on February 15, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

51job, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Building 3

No. 1387, Zhang Dong Road

Shanghai 201203

People’s Republic of China

(Address of principal executive offices) (Zip code)

51job, Inc.

2009 Share Option Plan

(Full title of the plan)

National Registered Agents, Inc.

875 Avenue of the Americas, Suite 501

New York, New York 10001

(Name and address of agent for service)

(800) 767-1553

(Telephone number, including area code, of agent for service)

Copy to:

Leiming Chen

Simpson Thacher & Bartlett LLP

c/o ICBC Tower, 35/F

3 Garden Road

Central, Hong Kong

+(852) 2514-7630

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common shares, par value US$0.0001 per share (2)	5,000,000 shares	$22.47	(3)	$112,350,000	(3)	$12,875.31	(3)

(1)

These common shares are subject to options, both outstanding and issuable for future awards, under the 51job, Inc. 2009 Share Option Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional common shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plan.

(2)

These common shares may be represented by the Registrant’s American Depositary Shares (the “ADSs”), each of which represents two common shares. The ADSs evidenced by American Depositary Receipts issuable upon deposit of the common shares registered hereby have been registered under a separate registration statement on Form F-6 filed with the Securities and Exchange Commission (the “Commission”) on July 9, 2004 (File No. 333-117254).

(3)

Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee, for common shares subject to stock options available for future awards under the Plan were calculated based upon the average of the high price of $45.62 and low price of $44.26 of the Registrant’s ADSs on February 14, 2012, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 5,000,000 common shares, par value US$0.0001 per share, for issuance pursuant to the 51job, Inc. 2009 Share Option Plan.  In accordance with General Instruction E to Form S-8, the contents of the Registrant’s registration statement on Form S-8 (Registration No. 333-162976) previously filed by the Registrant with the Commission on November 9, 2009 are incorporated herein by reference, except as amended hereby.

Item 3.  Incorporation of Documents by Reference

The following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

(a)               The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2010 filed with the SEC on April 11, 2011;

(b)              The Registrant’s Reports of Foreign Issuer on Form 6-K filed with the SEC on May 5, 2011, August 4, 2011, November 10, 2011 and December 21, 2011; and

(c)               The description of the Registrant’s common shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 12, 2004.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 6-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 8.  Exhibits

In accordance with General Instruction E to Form S-8, only those opinions and consents required by Item 8 are provided, as follows.

Exhibit Number		Description
4.1		51job, Inc. 2009 Share Option Plan (filed as Exhibit 10.1 to the Company’s Report on Form S-8 filed on November 9, 2009, and incorporated herein by reference)
4.2	*	Amendment No.1 to the 51job, Inc. 2009 Share Option Plan
5.1	*	Opinion of Maples and Calder
23.1	*	Consent of Maples and Calder (included in Exhibit 5.1)
23.2	*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company
24.1	*	Power of Attorney (included on signature page hereto)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China on February 15, 2012.

51JOB, INC.

By:	/s/ Rick Yan
Name:	Rick Yan
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. Rick Yan as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Donald L. Lucas	Chairman of the Board of Directors	February 15, 2012
Name: Donald L. Lucas

/s/ Rick Yan	Director, President and Chief Executive Officer	February 15, 2012
Name: Rick Yan	(Principal executive officer)

/s/ Kathleen Chien	Chief Operating Officer and Acting Chief Financial Officer	February 15, 2012
Name: Kathleen Chien	(Principal financial and accounting officer)

/s/ David K. Chao	Director	February 15, 2012
Name: David K. Chao

/s/ Hisayuki Idekoba	Director	February 15, 2012
Name: Hisayuki Idekoba

/s/ James Jianzhang Liang	Director	February 15, 2012
Name: James Jianzhang Liang

/s/ Donald J. Puglisi	Managing Director of Puglisi & Associates,	February 15, 2012
Name: Donald J. Puglisi	Authorized Representative in the United States

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EXHIBIT INDEX

Exhibit Number		Description
4.1		51job, Inc. 2009 Share Option Plan (filed as Exhibit 10.1 to the Company’s Report on Form S-8 filed on November 9, 2009, and incorporated herein by reference)
4.2	*	Amendment No.1 to the 51job, Inc. 2009 Share Option Plan
5.1	*	Opinion of Maples and Calder
23.1	*	Consent of Maples and Calder (included in Exhibit 5.1)
23.2	*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company
24.1	*	Power of Attorney (included on signature page hereto)

* Filed herewith.

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